     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 12, 2001


                                                      REGISTRATION NO. 333-63274
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               -----------------

                                AMENDMENT NO. 2
                                       TO
                                    FORM S-3


                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               -----------------
                             THE TITAN CORPORATION
             (Exact name of registrant as specified in its charter)

           DELAWARE                           8711                          95-2588754
   (State or jurisdiction of      (Primary Standard Industrial           (I.R.S. Employer
Incorporation or organization)     Classification Code Number)          Identification No.)

                             3033 SCIENCE PARK ROAD
                        SAN DIEGO, CALIFORNIA 92121-1199
                                 (858) 552-9500

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                           NICHOLAS J. COSTANZA, ESQ.
                                GENERAL COUNSEL
                             The Titan Corporation
                             3033 Science Park Road
                        San Diego, California 92121-1199
                           Telephone: (858) 552-9500
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                               -----------------

                                   COPIES TO:

      BARBARA L. BORDEN, ESQ.                   MICHAEL L. FITZGERALD, ESQ.
      MATTHEW T. BROWNE, ESQ.                  SIDLEY AUSTIN BROWN & WOOD LLP
      ELIZABETH E. REED, ESQ.                      ONE WORLD TRADE CENTER
         COOLEY GODWARD LLP                       NEW YORK, NY 10048-0057
  4365 EXECUTIVE DRIVE, SUITE 1100               TELEPHONE: (212) 839-5300
        SAN DIEGO, CA 92121
     TELEPHONE: (858) 550-6000

                               -----------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

       If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

       If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

       If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

       If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

       If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                               -----------------

       THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


      ITEM 16.  EXHIBITS



       EXHIBIT
         NO.            DESCRIPTION
---------------------   -----------
         1.1+           Form of Purchase Agreement among The Titan Corporation, the selling stockholders named therein, and Merrill Lynch
                        & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated
                        and Credit Suisse First Boston Corporation as
                        representatives of the underwriters.

         4.1            Rights Agreement, dated as of August 21, 1995, between The
                        Titan Corporation and American Stock Transfer and Trust
                        Company, which was Exhibit 1 to The Titan Corporation's
                        Form 8-A12B/A filed August 25, 1995, is incorporated herein by this reference.

         4.2            Letter Agreement dated February 4, 1998 between The Titan
                        Corporation and DBA Systems, Inc. regarding certain registration rights granted in connection with the acquisition of DBA which was Exhibit 10.38 to The Titan
                        Corporation's Registration Statement on Form S-4
                        (no. 333-45719) is incorporated herein by this reference.

         5.1 Opinion of Cooley Godward LLP, as to the validity of the common stock of The Titan Corporation being registered hereby.

        10.1+           Fifth Amendment to Senior Secured Credit Agreement, dated
                        June 11, 2001, by and among The Titan Corporation, various financial institutions from time to time parties thereto
                        (the "Lenders"), Credit Suisse First Boston, as the Lead
                        Arranger and as the Administrative Agent for the Lenders, First Union Securities, Inc., as Co-Arranger and as
                        Syndication Agent and The Bank of Nova Scotia as the
                        Documentation Agent.

        23.1+           Consent of Arthur Andersen LLP, Independent Public
                        Accountants.

        23.2            Consent of Cooley Godward LLP (included in Exhibit 5.1).

        24.1+           Power of Attorney of Officers and Directors of The Titan
                        Corporation.


------------------------


+   Previously filed.

                                   SIGNATURES


       Pursuant to the requirements of the Securities Act of 1933, the registrant named below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Diego, State of California, on this 11th day of July, 2001.



                                                       THE TITAN CORPORATION

                                                       By:               /s/ MARK W. SOPP
                                                            -----------------------------------------
                                                                           Mark W. Sopp
                                                                    SENIOR VICE PRESIDENT AND
                                                                     CHIEF FINANCIAL OFFICER


       Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to this Registration Statement has been signed below by the following persons on behalf of The Titan Corporation and in the capacities and on the dates indicated.


        DATE                            SIGNATURE                                  TITLE
        ----                            ---------                                  -----
                                            *
    July 11, 2001           ---------------------------------        President, Chief Executive Officer
                                       Gene W. Ray                        and Chairman of the Board

                                     /s/ MARK W. SOPP                    Senior Vice President and
    July 11, 2001           ---------------------------------             Chief Financial Officer
                                       Mark W. Sopp                    (Principal Financial Officer)

                                            *
    July 11, 2001           ---------------------------------       Vice President, Corporate Controller
                                   Deanna Hom Petersen                 (Principal Accounting Officer)

                                            *
    July 11, 2001           ---------------------------------                     Director
                                   Michael B. Alexander

                                            *
    July 11, 2001           ---------------------------------                     Director
                                     Charles R. Allen

                                            *
    July 11, 2001           ---------------------------------                     Director
                                   Joseph F. Caligiuri

        DATE                            SIGNATURE                                  TITLE
        ----                            ---------                                  -----
                                            *
    July 11, 2001           ---------------------------------                     Director
                                      Daniel J. Fink

                                            *
    July 11, 2001           ---------------------------------                     Director
                                      Susan Golding

                                            *
    July 11, 2001           ---------------------------------                     Director
                                    Robert M. Hanisee

                                            *
    July 11, 2001           ---------------------------------                     Director
                                    Robert E. La Blanc

                                            *
    July 11, 2001           ---------------------------------                     Director
                                    Thomas G. Pownall

                                            *
    July 11, 2001           ---------------------------------                     Director
                                      James E. Roth

                                            *
    July 11, 2001           ---------------------------------                     Director
                                  Joseph R. Wright, Jr.

                                     /s/ MARK W. SOPP
                            ---------------------------------            Senior Vice President and
    July 11, 2001                      Mark W. Sopp                       Chief Financial Officer
                                    * Attorney-In-Fact

                               INDEX TO EXHIBITS


     EXHIBIT NO.        DESCRIPTION
---------------------   -----------
         1.1+           Form of Purchase Agreement among The Titan Corporation, the selling stockholders named therein, as issuer, and Merrill
                        Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith
                        Incorporated and Credit Suisse First Boston Corporation as
                        representatives of the underwriters.

         4.1            Rights Agreement, dated as of August 21, 1995, between The
                        Titan Corporation and American Stock Transfer and Trust
                        Company, which was Exhibit 1 to The Titan Corporation's Form
                        8-A12B/A filed August 25, 1995, is incorporated herein by
                        this reference.

         4.2            Letter Agreement dated February 4, 1998 between The Titan
                        Corporation and DBA Systems, Inc. regarding certain registration rights granted in connection with the acquisition of DBA which was Exhibit 10.38 to The Titan
                        Corporation's Registration Statement on Form S-4 (no.
                        333-45719) is incorporated herein by this reference.

         5.1 Opinion of Cooley Godward LLP, as to the validity of the common stock of The Titan Corporation being registered hereby.

        10.1+           Fifth Amendment to Senior Secured Credit Agreement, dated
                        June 11, 2001, by and among The Titan Corporation, various financial institutions from time to time parties thereto
                        (the "Lenders"), Credit Suisse First Boston, as the Lead
                        Arranger and as the Administrative Agent for the Lenders, First Union Securities, Inc., as Co-Arranger and as
                        Syndication Agent and The Bank of Nova Scotia as the
                        Documentation Agent.

        23.1+           Consent of Arthur Andersen LLP, Independent Public
                        Accountants.

        23.2            Consent of Cooley Godward LLP (included in Exhibit 5.1).

        24.1+           Power of Attorney of Officers and Directors of The Titan
                        Corporation.


------------------------


+   Previously filed.